KRAMER LEVIN NAFTALIS & FRANKEL LLP

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                           NEW YORK, N.Y. 10022 - 3852


         TEL (212) 715-9100                                    47, Avenue Hoche
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                                 December 29, 1999



Genta Incorporated
99 Hayden Avenue, Suite 200
Lexington, Massachusetts  02421-7966

                           Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Genta Incorporated, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 6,750,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), to be issued pursuant to the Registrant's Genta Incorporated 1998 Stock Incentive Plan (the "Plan").

                  In connection  with the  registration  of the Shares,  we have reviewed copies of the Registration Statement, the Plan, the Restated Certificate of Incorporation of the Registrant and the Amended and Restated By-laws of the Registrant, and such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

                  We  have  also  examined  and  relied  upon   representations,
statements, or certificates of public officials and officers and representatives of the Registrant.

                  Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, following the granting of the options and other stock-based awards described in the Plan and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                  Very truly yours,

                                  /s/ Kramer Levin Naftalis & Frankel LLP


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